Exhibit 10.7

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of December 6, 2004, by and between Miles Dickinson (the “Executive”), Delco Electric, Inc., a Delaware corporation (the “Company”) and Integrated Electrical Services, Inc., a Delaware corporation ( “IES”). The Executive, the Company and IES are the “Parties”.

R E C I T A L S:

A. The Executive, the Company and IES entered into that certain Amended and Restated Employment Agreement dated as of the 13th day of May, 2004, relating to the employment of Executive by the Company (the “Agreement”).

B. Substantially all of the assets of the Company are being sold of even date herewith to DFI Group, Inc. (“DFI”), and Executive, with the permission of IES and Company, is serving as a lender and consultant to DFI.

C. The Parties have agreed to amend the Agreement to amend the Non-Competition provision of the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment. The parties hereby agree to amend Paragraph 3(a) of the Agreement by adding the following language at the end of the paragraph:

“Furthermore, the participation by the Executive as a lender and consultant to DFI during the term of this Agreement shall not violate the foregoing covenant, so long as such activities do not interfere with the full time (approximately 40 hours per week) performance of Executive’s duties for IES.”

Paragraph 9 of the Agreement shall be amended by adding the following language at the end of both paragraphs:

“provided, however, that the terms of paragraph 3 of this Restated Agreement shall not prohibit or restrict Executive’s full time employment following such termination by IES and the performance by Executive of any and all duties typical of a full time employee of a company such as DFI.”

3. Effect of this Amendment. The Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Amendment as of the date first above written.

EXECUTIVE:

Miles Dickinson

COMPANY:

DELCO ELECTRIC, INC.

By:
Name:
Title:

IES:

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

3